UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): March 9, 2020
CEC ENTERTAINMENT, INC.
(Exact name of registrant as specified in charter)

Kansas	1-13687	48-0905805
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1707 Market Place Blvd, Suite 200 Irving, Texas	75063
(Address of principal executive offices)	(Zip Code)
(972) 258-8507
(Registrant’s telephone number, including area code)
Not applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

1

Item 2.02. Results of Operations and Financial Condition.
On March 9, 2020, the Company issued a press release announcing its financial results for the fourth quarter ended December 29, 2019. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.
Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

99.1	Press Release of CEC Entertainment, Inc. dated March 9, 2020

2

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CEC ENTERTAINMENT, INC.

Date: March 9, 2020	By:	/s/ James A. Howell
James A. Howell
Executive Vice President and Chief Financial Officer

3

Exhibit 99.1

CEC ENTERTAINMENT, INC. REPORTS FOURTH QUARTER AND FULL YEAR COMPARABLE VENUE SALES GROWTH
IRVING, Texas - March 9, 2020 - CEC Entertainment, Inc. (“CEC” or the “Company”), a nationally recognized leader in family entertainment and dining, today announced financial results for its fourth quarter ended December 29, 2019.
Full Year and Fourth Quarter Results (1)
For the fiscal year ended December 29, 2019, comparable venue sales increased 2.7% over the prior year and total revenues increased from $896.1 million to $912.9 million. Comparable venue sales increased 2.6% in the fourth quarter of 2019 compared to the fourth quarter of 2018. For the fourth quarter of 2019, total revenues increased $3.9 million, or 1.9%, to $206.8 million, compared to $202.9 million in the fourth quarter of 2018.
The Company reported a net loss of $26.1 million for the fourth quarter of 2019, compared to a net loss of $14.2 million for the fourth quarter of 2018. The net loss for the current quarter was impacted by a $13.8 million impairment charge related to the underperformance of certain Company-operated locations, and an increase in interest expense driven by a higher average interest rate on our variable rate debt. These negative impacts were partially offset by an increase in revenues, driven by comparable venue sales growth, and a $0.7 million gain on open market repurchases of our senior notes.
Adjusted EBITDA (1) for the fiscal year ended December 29, 2019 increased $8.9 million, or 5.1%, to $184.1 million from $175.2 million for the fiscal year ended December 30, 2018. For the fourth quarter of 2019, Adjusted EBITDA decreased $0.3 million or 1.0%, to $30.6 million from $30.9 million for the fourth quarter of 2018.
“2019 was a strong year built on the All You Can Play value gaming platform and expanded remodel program,” said David McKillips, Chief Executive Officer. “This year, I am looking forward to introducing our new domestic promotional initiatives, global franchise expansion and the debut of our entertainment & licensing efforts, as we work through some of the headwinds that the industry is facing today.”
Through this Sunday, the Company’s year to date comparable venue sales were down 3.6%. For January, comparable venue sales were up, but have been down in February and March to date.
Balance Sheet and Liquidity
As of December 29, 2019, the Company had cash and cash equivalents of $34.8 million with net availability of $105.5 million on the undrawn revolving credit facility. There is $975.7 million of principal outstanding on the Company’s long-term debt. During the fourth quarter, the Company repurchased $39.3 million of its senior notes on the open market. As of December 29, 2019, $215.7 million in principal remained on the Company’s senior notes.
The Company monitors the capital markets and its capital structure and makes changes from time to time, with the goal of maintaining financial flexibility, preserving or improving liquidity and/or achieving cost efficiency. From time to time the Company may opportunistically pursue financing transactions or asset sales. In addition, the Company may elect to repurchase amounts of its outstanding debt, including the senior notes for cash, through open market repurchases or privately negotiated transactions with certain of its debt holders, although there is no assurance the Company will do so.
During the fourth quarter of 2019, the Company made $26.6 million of capital expenditures, of which $16.0 million related to growth initiatives, $4.9 million related to IT initiatives, and $5.7 million related to maintenance capital expenditures, primarily consisting of game enhancements and general venue capital expenditures.
________________

(1)	For our definition of Adjusted EBITDA, see the financial table “Reconciliation of Non-GAAP Financial Measures” included within this press release.

As of December 29, 2019, the Company’s system-wide portfolio consisted of:

	Chuck E. Cheese	Peter Piper Pizza	Total
Company operated	515	40	555
Domestic franchised	22	61	83
International franchised	75	28	103
Total	612	129	741
Conference Call Information
David McKillips, Chief Executive Officer, and Jim Howell, Chief Financial Officer, will host a conference call beginning this morning at 8:00 a.m. Central Time. The call can be accessed by dialing (201) 689-8263 and conference code 13699509 or by accessing the following link http://public.viavid.com/index.php?id=138228 to listen to a webcast of the call.
A replay of the call will be available from 11:00 a.m. Central Time on March 9, 2020 through 10:59 p.m. Central Time on March 23, 2020 and can be accessed by dialing (412) 317-6671 and conference code 13699509. Investors and interested parties may also listen to a live and archived webcast of the conference call by visiting www.chuckecheese.com under the link “Investor Relations.”
About CEC Entertainment, Inc.
CEC Entertainment, Inc. is the nationally recognized leader in family dining and entertainment with both its Chuck E. Cheese and Peter Piper Pizza restaurants. As the place where over half a million happy birthdays are celebrated every year, Chuck E. Cheese’s goal is to create positive, lifelong memories for families through fun, food, and play and is the place Where A Kid Can Be A Kid®. Committed to providing a fun, safe environment, Chuck E. Cheese helps protect families through industry-leading programs such as Kid Check®. As a strong advocate for its local communities, Chuck E. Cheese has donated more than $16 million to schools through its fundraising programs and supports its new national charity partner, Boys and Girls Clubs of America. Peter Piper Pizza features dining, entertainment and carryout with a neighborhood pizzeria feel and “pizza made fresh, families made happy” culture. Peter Piper Pizza takes pride in delivering quality food and fun that reconnects family and friends. With a bold design and contemporary layout, an open kitchen revealing much of their handcrafted food preparation, the latest technology and games, and beer and wine for adults, Peter Piper Pizza restaurants appeal to parents and kids alike. As of December 29, 2019, the Company and its franchisees operated a system of 612 Chuck E. Cheese and 129 Peter Piper Pizza venues, with locations in 47 states and 16 foreign countries and territories. For more information, visit chuckecheese.com and peterpiperpizza.com.

Investor Inquiries:                        Media Inquiries:
Jim Howell                            Current Marketing for Chuck E. Cheese
Chief Financial Officer                        Sara Spencer
CEC Entertainment, Inc.                        (312) 935-1223
(972) 258-4525                            Current@cecentertainment.com
jhowell@cecentertainment.com

Cautionary Statement Regarding Forward-Looking Statements
This press release contains forward-looking statements, which involve risks and uncertainties. These forward-looking statements are generally identified by the use of forward-looking terminology, including the terms “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would” and, in each case, their negative or other various or comparable terminology. All statements other than statements of historical facts contained in this press release, including statements regarding our strategy, future operations, objectives of management and expected market growth, are forward-looking statements. Forward-looking statements are made based on management’s current expectations and beliefs concerning future events and, therefore, involve a number of assumptions, risks and uncertainties, including the risk factors described in Part I, Item 1A. “Risk Factors” of our Annual Report on Form 10-K for the fiscal year ended December 30, 2018, filed with the Securities and Exchange Commission on March 12, 2019. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may differ from those anticipated, estimated or expected. There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements, including but not limited to:

▪	our strategy, outlook and growth prospects;

▪	our operational and financial targets and dividend policy;

▪	our planned expansion of the venue base and the implementation of the new design in our existing venues;

▪	general economic trends and trends in the industry and markets; and

▪	the competitive environment in which we operate.
These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Important factors that could cause our results to vary from expectations include, but are not limited to:

▪	negative publicity and changes in consumer preferences;

▪	our ability to successfully expand and update our current venue base;

▪	our ability to successfully implement our marketing strategy;

▪	our ability to compete effectively in an environment of intense competition;

▪	our ability to weather economic uncertainty and changes in consumer discretionary spending;

▪	increases in food, labor and other operating costs;

▪	the impact of labor scheduling legislation;

▪	our ability to successfully open international franchises and to operate under the United States and foreign anti-corruption laws that govern those international ventures;

▪	risks related to our substantial indebtedness;

▪	failure of our information technology systems to support our current and growing businesses;

▪	disruptions to our commodity distribution system;

▪	our dependence on third-party vendors to provide us with sufficient quantities of new entertainment-related equipment, prizes and merchandise at acceptable prices;

▪	risks from product liability claims and product recalls;

▪	the impact of governmental laws and regulations and the outcomes of legal proceedings;

▪	potential liability under certain state property laws;

▪	fluctuations in our financial results due to new venue openings;

▪	local conditions, natural disasters, terrorist attacks and other events and public health issues, including those outside the United States;

▪	the seasonality of our business;

▪	inadequate insurance coverage;

▪	labor shortages and immigration reform;

▪	loss of certain personnel;

▪	our ability to protect our trademarks or other proprietary rights;

▪	our ability to pay our fixed rental payments;

▪	impairment charges for goodwill, indefinite-lived intangible assets or other long-lived assets;

▪	our ability to successfully integrate the operations of companies we acquire;

▪	our failure to maintain adequate internal controls over our financial and management systems; and

▪	other risks, uncertainties and factors set forth in Part I, Item 1A. “Risk Factors” of our Annual Report on Form 10-K for the fiscal year ended December 30, 2018, filed with the SEC on March 12, 2019.
The forward-looking statements made in this press release reflect our views with respect to future events as of the date of this press release and are based on assumptions and subject to risks and uncertainties. Given these uncertainties, undue reliance should not be placed on these forward-looking statements. These forward-looking statements represent our estimates and assumptions only as of the date of this press release and, except as required by law, we undertake no obligation to update or review publicly any forward-looking statements, whether as a result of new information, future events or otherwise after the date of this report. We anticipate that subsequent events and developments will cause our views to change. Our forward-looking statements do not reflect the potential impact of any future acquisitions, merger, dispositions, joint ventures or investments we may undertake. We qualify all of our forward-looking statements by these cautionary statements.

CEC ENTERTAINMENT, INC.
CONSOLIDATED STATEMENTS OF EARNINGS
(Unaudited)
(in thousands, except percentages)

	Three Months Ended				Twelve Months Ended
	December 29, 2019		December 30, 2018		December 29, 2019		December 30, 2018

REVENUES:
Food and beverage sales	$88,781	42.9%	$88,000	43.4%	$390,891	42.8%	$396,658	44.3%
Entertainment and merchandise sales	112,426	54.4%	110,044	54.2%	499,204	54.7%	478,676	53.4%
Total company venue sales	201,207	97.3%	198,044	97.6%	890,095	97.5%	875,334	97.7%
Franchise fees and royalties	5,576	2.7%	4,815	2.4%	22,770	2.5%	20,732	2.3%
Total revenues	206,783	100.0%	202,859	100.0%	912,865	100.0%	896,066	100.0%
OPERATING COSTS AND EXPENSES:
Company venue operating costs and expenses (excluding Depreciation and amortization):
Cost of food and beverage (1)	21,343	24.0%	21,545	24.5%	90,582	23.2%	94,319	23.8%
Cost of entertainment and merchandise (2)	9,656	8.6%	8,975	8.2%	40,967	8.2%	36,650	7.7%
Total cost of food, beverage, entertainment and merchandise (3)	30,999	15.4%	30,520	15.4%	131,549	14.8%	130,969	15.0%
Labor expenses (3)	64,205	31.9%	61,333	31.0%	263,898	29.6%	256,327	29.3%
Lease costs (3) (4)	26,941	13.4%	23,870	12.1%	109,043	12.3%	96,484	11.0%
Other venue operating expenses (3) (4)	32,204	16.0%	36,893	18.6%	134,740	15.1%	150,255	17.2%
Total company venue operating costs and expenses (3)	154,349	76.7%	152,616	77.1%	639,230	71.8%	634,035	72.4%
Other costs and expenses:
Advertising expense	10,712	5.2%	10,188	5.0%	44,745	4.9%	48,198	5.4%
General and administrative expenses	14,017	6.8%	15,330	7.6%	56,960	6.2%	54,850	6.1%
Depreciation and amortization	24,555	11.9%	23,916	11.8%	97,629	10.7%	100,720	11.2%
Transaction, severance and related litigation costs	368	0.2%	64	—%	770	0.1%	527	0.1%
Asset impairments	13,846	6.7%	—	—%	23,333	2.6%	6,935	0.8%
Total operating costs and expenses	217,847	105.4%	202,114	99.6%	862,667	94.5%	845,265	94.3%
Operating income (loss)	(11,064)	(5.4)%	745	0.4%	50,198	5.5%	50,801	5.7%
Interest expense	25,427	12.3%	19,544	9.6%	87,243	9.6%	76,283	8.5%
Loss (gain) on extinguishment of debt	(668)	(0.3)%	—	—%	2,242	0.2%	—	—%
Loss before income taxes	(35,823)	(17.3)%	(18,799)	(9.3)%	(39,287)	(4.3)%	(25,482)	(2.8)%
Income tax benefit	(9,722)	(4.7)%	(4,567)	(2.3)%	(10,364)	(1.1)%	(5,021)	(0.6)%
Net loss	$(26,101)	(12.6)%	$(14,232)	(7.0)%	$(28,923)	(3.2)%	$(20,461)	(2.3)%
________________
Percentages are expressed as a percent of total revenues (except as otherwise noted).
(1)    Percentage amount expressed as a percentage of food and beverage sales.
(2)    Percentage amount expressed as a percentage of entertainment and merchandise sales.
(3)    Percentage amount expressed as a percentage of total company venue sales.

(4)
With the adoption of the new lease standard effective December 31, 2018, Lease costs for the three and twelve months ended December 29, 2019 include common area maintenance charges of $3.4 million and $13.9 million, respectively. Common area maintenance charges were previously included in Other venue operating expenses.

Due to rounding, percentages presented in the table above may not sum to total. The percentage amounts for the components of cost of food and beverage and the cost of entertainment and merchandise may not sum to total due to the fact that cost of food and beverage and cost of entertainment and merchandise are expressed as a percentage of related food and beverage sales and entertainment and merchandise sales, as opposed to total company venue sales.

CEC ENTERTAINMENT, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(in thousands, except share information)

	December 29, 2019	December 30, 2018
ASSETS
Current assets:
Cash and cash equivalents	$34,771	$63,170
Restricted cash	18	151
Other current assets	69,986	83,411
Total current assets	104,775	146,732
Property and equipment, net	513,317	539,185
Operating lease right-of-use assets, net (1)	532,913	—
Goodwill	484,438	484,438
Intangible assets, net	468,706	477,085
Other noncurrent assets	15,400	18,725
Total assets	$2,119,549	$1,666,165
LIABILITIES AND STOCKHOLDER’S EQUITY
Current liabilities:
Bank indebtedness and other long-term debt, current portion	$7,600	$7,600
Operating lease obligations, current portion (1)	48,920	—
Other current liabilities	114,285	98,982
Total current liabilities	170,805	106,582
Operating lease obligations, less current portion (1)	525,535	—
Bank indebtedness and other long-term debt, net of deferred financing costs, less current portion	921,968	961,514
Deferred tax liability	92,440	107,058
Other noncurrent liabilities	195,015	248,440
Total liabilities	1,905,763	1,423,594
Stockholder’s equity:
Common stock, $0.01 par value; authorized 1,000 shares; 200 shares issued as of December 29, 2019 and December 30, 2018	—	—
Capital in excess of par value	360,005	359,570
Accumulated deficit	(144,583)	(115,660)
Accumulated other comprehensive loss	(1,636)	(1,339)
Total stockholder’s equity	213,786	242,571
Total liabilities and stockholder’s equity	$2,119,549	$1,666,165
________________
(1) Effective December 31, 2018. the Company adopted ASC 842 using the modified retrospective approach. Under the modified retrospective approach, the comparative information has not been restated and continues to be reported under the accounting standards in effect for that period.

CEC ENTERTAINMENT, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(in thousands)

	Twelve Months Ended
	December 29, 2019	December 30, 2018
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(28,923)	$(20,461)
Adjustments to reconcile net loss to net cash provided by operating activities:
Loss on extinguishment of debt	2,242	—
Depreciation and amortization	97,629	100,720
Asset impairments	23,333	6,935
Deferred income taxes	(14,510)	(8,182)
Stock-based compensation expense	2,435	324
Amortization of lease related liabilities	—	(993)
Amortization of original issue discount and deferred debt financing costs	5,487	4,344
Debt refinancing costs	694	—
Loss on asset disposals, net	3,610	3,436
Non-cash lease costs	2,935	5,372
Change in operating lease liabilities	1,602	—
Other adjustments	(107)	768
Changes in operating assets and liabilities:
Operating assets	(7,464)	(7,051)
Operating liabilities	22,179	1,578
Net cash provided by operating activities	111,142	86,790
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(87,018)	(77,088)
Development of internal use software	(770)	(2,756)
Proceeds from sale of property and equipment	204	560
Net cash used in investing activities	(87,584)	(79,284)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from senior term loan	479,449	—
Repayments on senior term loan	(473,749)	(7,600)
Repurchase of senior notes	(38,337)	—
Payment of debt financing costs	(15,375)	(442)
Other financing activities	(4,076)	(3,505)
Net cash used in financing activities	(52,088)	(11,547)
Effect of foreign exchange rate changes on cash	(2)	50
Change in cash, cash equivalents and restricted cash	(28,532)	(3,991)
Cash, cash equivalents and restricted cash at beginning of period	63,321	67,312
Cash, cash equivalents and restricted cash at end of period	$34,789	$63,321

CEC ENTERTAINMENT, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(Unaudited)
(in thousands, except percentages)

Non-GAAP Financial Measures
Certain financial measures presented in this press release, such as Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (“Adjusted EBITDA”) and Adjusted EBITDA as a percentage of revenues (“Adjusted EBITDA Margin”) are not recognized terms under accounting principles generally accepted in the United States (“GAAP”). The Company’s management believes that the presentation of these measures is appropriate to provide useful information to investors regarding its operating performance and its capacity to incur and service debt and fund capital expenditures. Further, the Company believes that Adjusted EBITDA is used by many investors, analysts and rating agencies as a measure of performance. The Company also presents Adjusted EBITDA because it is substantially similar to Credit Agreement EBITDA, a measure used in calculating financial ratios and other calculations under its debt agreements, except for excluding (i) the annualized full year effect of Company-operated and franchised venues that were opened and closed during the year, and (ii) the projected annualized run-rate expected to be achieved from major remodels under development. By reporting Adjusted EBITDA, the Company provides a basis for comparison of its business operations between current, past and future periods by excluding items that we do not believe are indicative of our core operating performance.
The Company’s definition of Adjusted EBITDA allows for the exclusion of certain non-cash and other income and expense items that are used in calculating net income from continuing operations. However, these are items that may recur, vary greatly and can be difficult to predict. They can represent the effect of long-term strategies as opposed to short-term results. In addition, certain of these items can represent the reduction of cash that could be used for other corporate purposes. These measures should not be considered as alternatives to operating income, cash flows from operating activities or any other performance measures derived in accordance with GAAP as measures of operating performance, or cash flows as measures of liquidity. These measures have important limitations as analytical tools, and users should not consider them in isolation or as a substitute for analysis of our results as reported under GAAP. Because of these limitations, the Company relies primarily on its GAAP results and uses Adjusted EBITDA and Adjusted EBITDA Margin only supplementally.
The following table sets forth a reconciliation of our net loss to Adjusted EBITDA and Adjusted EBITDA Margin for the periods shown:

	Three Months Ended			Twelve Months Ended
	December 29, 2019	December 30, 2018		December 29, 2019	December 30, 2018

Total revenues	$206,783	$202,859	220,945	$912,865	$896,066
Net loss as reported	$(26,101)	$(14,232)		$(28,923)	$(20,461)
Interest expense	25,427	19,544		87,243	76,283
Income tax benefit	(9,722)	(4,567)		(10,364)	(5,021)
Depreciation and amortization	24,555	23,916		97,629	100,720
EBITDA	$14,159	$24,661		$145,585	$151,521
Asset impairments	13,846	—		23,333	6,935
Loss on asset disposals, net	707	885		3,610	3,436
Unrealized (gain) loss on foreign exchange	(199)	971		(668)	1,255
Non-cash stock-based compensation	450	155		2,450	324
Lease costs book to cash	755	1,848		3,236	6,982
Franchise revenue, net cash received	354	920		1,988	1,632
Impact of purchase accounting	—	—		31	—
Venue pre-opening costs	197	78		583	183
One-time and unusual items	363	1,390		3,929	2,898
Adjusted EBITDA	$30,632	$30,908		$184,077	$175,166
Adjusted EBITDA Margin	14.8%	15.2%		20.2%	19.5%